UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

Fate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200 San Diego, CA 92121
(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, the Board of Directors (the “Board”) of Fate Therapeutics, Inc. (the “Company”) appointed Karin Jooss, Ph.D. to the Board as a Class I director. Dr. Jooss was appointed to a newly created vacancy on the Board resulting from an increase in the size of the Board from seven (7) to eight (8) directors.

Dr. Jooss has served as Executive Vice President of Research and Chief Scientific Officer of Gritstone Oncology, Inc. (“Gritstone”), a clinical-stage biotechnology company developing cancer immunotherapies, since April 2016. Prior to Gritstone, from May 2009 to April 2016, Dr. Jooss served as head of cancer immuno-therapeutics in the vaccine immuno-therapeutics department at Pfizer, Inc. (“Pfizer”) a public pharmaceutical company, where she was also a member of the vaccine immuno-therapeutics leadership team and served as head of the immuno-pharmacology team. Prior to joining Pfizer, Dr. Jooss served as vice president of research at Cell Genesys, Inc. (“Cell Genesys”) from June 2005 to April 2009, and as senior director of research at Cell Genesys from July 2001 to June 2005. She is on the editorial board of Molecular Therapy and the Journal of Gene Medicine and is a member of the Immunology and Educational Committee of the American Society of Gene & Cell Therapy and the Industry Task Force of the Society for Immunotherapy of Cancer. Dr. Jooss received her diploma in theoretical medicine and a Ph.D. in molecular biology and immunology from the University of Marburg in Germany, and performed postgraduate work in gene therapy and immunology at the University of Pennsylvania.

Upon her appointment to the Board, Dr. Jooss was granted an option to purchase 24,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on March 14, 2019, which will vest in equal monthly installments during the 36 months thereafter, subject to Dr. Jooss’ continued service on the Board.

There are no arrangements or understandings between Dr. Jooss, on the one hand, and any other persons, on the other hand, pursuant to which Dr. Jooss was selected as a director. Dr. Jooss is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Dr. Jooss has no family relationship with any director or executive officer of the Company. Dr. Jooss has not been appointed to serve on any committee of the Board.

Item 7.01  Regulation FD Disclosures.

On March 18, 2019, Fate issued a press release announcing Dr. Jooss’ appointment to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 2019

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer